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                                                                  EXHIBIT 10.125

                            REVENUE SHARING AGREEMENT

         THIS REVENUE SHARING AGREEMENT (this "Agreement") made as of the 30th day of September, 2001, by and among ADVOCAT INC., a Delaware corporation ("Advocat"), of 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067, DIVERSICARE LEASING CORP., a Tennessee corporation ("DLC"), of 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067, OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), of 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108, and OHI SUNSHINE, INC., a Florida corporation ("Sunshine"), of 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

                                  R E C I T A L S:

         A. DLC is the current operator of the those two certain skilled-nursing facilities commonly known as DeSoto Health Care Manor, Arcadia, Florida ("DeSoto"), and Leesburg Health Care Center, Leesburg, Florida ("Leesburg") pursuant to that certain Florida Lease Agreement dated May 10, 1994 by and between Counsel Nursing Properties, Inc., a Delaware corporation ("CNP") and DLC.

         B. Omega is the current mortgagee of both DeSoto and Leesburg.

         C. Advocat, DLC, and Omega, among others, are parties to that certain Settlement and Restructuring Agreement made as of October 1, 2000 (the "Settlement Agreement"), whereby Advocat and DLC agreed, upon the satisfaction of certain conditions, to cause the transfer of title from CNP to Omega, or its designees, of both DeSoto and Leesburg.

         D. Omega has elected to designate Sunshine, a wholly-owned subsidiary of Omega, to take title to DeSoto and Leesburg when and if Phillip Castleberg, or his related entities, has successfully completed the transfer of the operating license from DLC to his related entities (the "New Operator"), and CNP has agreed to transfer title to DeSoto and Leesburg to Sunshine in connection with such transfer of the operations.

         E. As contemplated in part by the Settlement Agreement, the parties have agreed that after the contemplated transfer of DeSoto and Leesburg to Sunshine, Advocat and Sunshine shall share all future net income and net sale proceeds received from the operations, leasing and/or sale of DeSoto and Leesburg by Sunshine and its respective affiliates as further set forth herein.



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         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged hereby, Advocat, DLC, Omega, and Sunshine covenant and agree as follows:


                               A G R E E M E N T:

         1. Revenue Sharing. From and after the date of the transfer of DeSoto and/or Leesburg to Sunshine, all "Net Rental Revenue", "Net Income" and "Net Sale Proceeds" received by Omega, Sunshine, or their respective affiliates from the operations, leasing and/or sale of either DeSoto or Leesburg (each, a "Facility"), shall be shared by Advocat and Sunshine as follows: (a) eighty percent (80%) of all Net Rental Revenue, Net Income and Net Sale Proceeds shall be paid to or retained by Sunshine, and (b) twenty percent (20%) of all Net Rental Revenue, Net Income and Net Sale Proceeds shall be paid to or retained by Advocat. As used herein, "Net Rental Revenue" shall mean any rental payments or other sums received in connection with the leasing of a Facility, less reasonable and prudent third-party expenses incurred in connection with the leasing of such Facility, including, without limitation, all third-party costs of collection or enforcement of the lease or to preserve or protect the operation of the Facility as a licensed nursing home, reasonable legal fees, insurance costs and real estate taxes, and less the costs of the acquisition of such Facility, including reasonable attorneys fees and transfer or stamp taxes. As used herein, "Net Income" shall mean any sums (other than Net Rental Revenue) received in connection with the ownership or operation of a Facility, less all expenses incurred in connection with and specifically related to the acquisition, ownership or operation of such Facility, including, without limitation, all reasonable and prudent operating costs, collection costs, reasonable legal fees, insurance costs, real estate taxes, and transfer or stamp taxes. As used herein, "Net Sale Proceeds" shall be the gross sale price from a sale of a Facility by Sunshine, or its affiliated successors, to an unrelated third-party, less (i) bona fide commissions payable to third-party brokers not related to or affiliated with Advocat or Omega, and (ii) ordinary and customary closing costs and expenses, including title insurance premiums, transfer or stamp taxes, and property tax prorations.

         2. Payment. Within ten (10) business days following the receipt by Omega, Sunshine or any affiliate thereof of any Net Rental Revenue, Net Income or Net Sale Proceeds, Omega shall cause twenty percent (20%) of such Net Rental Revenue, Net Income or Net Sale Proceeds to be paid and delivered to Advocat. Omega and/or Sunshine shall provide Advocat, on a semiannual basis, with a written accounting of all Net Rental Revenue and Net Income received by Omega, Sunshine or any affiliate thereof for the previous six (6) month period.




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Omega and Sunshine shall each be jointly and severally liable for any payments of Net Rental Revenue, Net Income or Net Sale Proceeds due Advocat hereunder, notwithstanding the fact that such sums may be received by only one of them or an affiliate.

         3. Term. This Agreement shall continue in full force and effect with respect to DeSoto and Leesburg, individually and separately, until such date as Sunshine, or its affiliated successors shall sell such property to an unrelated third-party. The subsequent repurchase of such property by Omega or its affiliates shall in no way act to reinstate this Agreement with respect to such property.

         4. Settlement Agreement. Except as amended by this Agreement, the Settlement Agreement shall remain in full force and effect, including, without limitation, those indemnification obligations set forth in Paragraph 3.C of the Settlement Agreement.

         5. Time of the Essence. Time shall be of the essence in all respects under this Agreement.

         6. Notices. All notices given pursuant to this Agreement shall be in writing and shall be delivered by ordinary first class mail (postage prepaid), personal delivery, overnight courier service, or confirmed fax, at the addresses set forth above.

         7. Authorization. Advocat and DLC jointly and severally represent and warrant to Omega and Sunshine that the execution, delivery and performance of this Agreement has been duly approved and authorized by all necessary corporate action of Advocat and DLC (including without limitation, all necessary action of the shareholders and directors of Advocat and DLC), and that no consent or approval from any other person or entity is required for the due and valid execution, delivery and performance of this Agreement by Advocat and DLC. Omega and Sunshine jointly and severally represent and warrant to Advocat and DLC that the execution, delivery and performance of this Agreement has been duly approved and authorized by all necessary corporate action of Omega and Sunshine (including without limitation, all necessary action of the shareholders and directors of Omega and Sunshine), and that no consent or approval from any other person or entity is required for the due and valid execution, delivery and performance of this Agreement by Omega and Sunshine.

         8. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT, OR (ii) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY HERETO OR ANY OF THEIR



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DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS
AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         9. Miscellaneous. The recitals to this Agreement are incorporated into and made a part of this Agreement. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts taken together shall constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, personal representatives, successors and permitted assigns. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be governed by and construed only in accordance with Michigan law, without regard to conflicts of law principles. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, which provisions shall remain in full force and effect. This Agreement, together with the Settlement Agreement, constitute the entire agreement between the parties with respect to the transaction herein contemplated and, except as set forth herein, supersede all prior agreements or negotiations between the parties. Any modification or amendment to this Agreement shall be effective only if in writing and executed by the party against whom enforcement of the modification or amendment is sought. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. ALL THE PARTIES HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY, WITHOUT DURESS OR INFLUENCE, WITHOUT RELYING ON ANY AGREEMENT OR REPRESENTATION NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND AFTER HAVING AN ADEQUATE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first written above.


                                    ADVOCAT, INC., a Delaware corporation

                                    By: /s/ William R. Council, III
                                        ---------------------------
                                    Name: William R. Council, III
                                          ------------------------
                                    Its: Executive Vice President
                                         --------------------------


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                                    DIVERSICARE LEASING CORPORATION,
                                    a Tennessee corporation

                                    By: /s/ William R. Council, III
                                        ---------------------------
                                    Name: William R. Council, III
                                          -----------------------
                                    Its: Executive Vice President
                                         ------------------------


                                    OMEGA HEALTHCARE INVESTORS, INC.,
                                    a Maryland corporation

                                    By: /s/ Scott Kellman
                                        -----------------
                                    Name: Scott Kellman
                                          -------------
                                    Its: Chief Operation Officer
                                         -----------------------


                                    OHI SUNSHINE, INC., a Florida corporation

                                    By: /s/ Scott Kellman
                                        -----------------
                                    Name: Scott Kellman
                                          -------------
                                    Its:  Chief Operation Officer
                                          -----------------------




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